                                                                  EXHIBIT 10.31


                            CONFIDENTIALITY AGREEMENT


         RAM Trading Ltd. ("Purchaser") understand and acknowledges that the Securities Purchase Agreement and related documents (the "Offering Documents") contain information that may be regarded as material non-public information under Regulation FD under the Securities Act of 1933, as amended. Applicable securities laws prohibit the Company from distributing the Offering Documents without obtaining Purchaser's agreement to maintain the confidentiality of such information and to not disclose such information to any person. In consideration of the Company providing the Offering Documents to Purchaser, Purchaser hereby acknowledges and agrees that the Offering Documents are confidential, are being provided to Purchaser solely for the purpose of aiding Purchaser in Purchaser's consideration of the terms thereof, and that other than as otherwise required by law, rule or regulation, neither the Offering Documents nor any of the information contained therein shall be disclosed to any person. You are strongly cautioned that Federal law provides severe civil and criminal penalties for trading in the public market on the basis of material non-public information.


         IN WITNESS WHEREOF, Purchaser acknowledges and agrees to abide by the terms of this Confidentiality Agreement.


                                  RAM TRADING LTD:



                                  By:  /s/ JAMES R. PARK
                                       ----------------------------------------
                                  Name:   James R. Park
                                  Title:  VP Ritchie Capital Management LLC
                                          Investment Advisor to RAM Trading Ltd.

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), is made this 28th day of October 2003, by and between Continental Southern Resources, Inc., a Nevada corporation, ("Seller"), and RAM Trading, Ltd., a (the "Purchaser"),

                                   WITNESSETH:

         WHEREAS, the Seller owns beneficially and of record 99 Units of Limited Partnership Interest in Knox Miss Partners, LP., a Delaware limited partnership (the "Company"); and

         WHEREAS, the Seller desires to sell, and Purchaser desires to purchase, 10 Units of Limited Partnership Interest from Seller (the "Interest") and 150,000 shares (the "Shares") of common stock, $.001 par value per share, of the Seller (the "Common Stock") for the consideration and on the terms set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I SALE AND TRANSFER OF SECURITIES

         1.1      Sale and Purchase of the Interest and Shares.

         In reliance upon the representations, warranties and covenants contained in this Agreement, the Purchaser agrees to purchase the Interest and Shares from the Seller, and the Seller agrees to sell, transfer, convey, assign and deliver the Interest and Shares to the Purchaser, on the terms and conditions set forth in this Agreement, such sale, transfer, conveyance, assignment and delivery of the Interest and Shares causing the entire right, title and interest in and to the Interest and Shares to be transferred beneficially and of record to Purchaser, free and clear of any Encumbrances or Rights of any kind or nature whatsoever.

         1.2      Purchase Price.

         The aggregate purchase price for the Interest and the Shares (the "Purchase Price") shall be One Million Two Hundred Thousand Dollars ($1,200,000).

ARTICLE II CLOSING

         2.1      Closing Date.

         The closing of the transactions described in this Agreement (the "Closing") shall take place at the office of the Seller or any other location agreed to by the parties concurrent with the execution and delivery of this Agreement.

         2.2      Closing Transactions.

         At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

         (a) The Seller shall deliver to the Purchaser the following:

              (1) A certificate or certificates, if any, representing all of the Interest duly endorsed by the Seller in blank or accompanied by assignments separate from the certificate duly endorsed in blank;

              (2) A certificate or certificates registered in the name of the Purchaser evidencing the Shares; and

              (3) such other documents, agreements, consents, and approvals as are required under this Agreement or as may be reasonably requested by the Purchaser.

         (b) Purchaser will deliver to the Seller the following:

              (1) the Purchase Price by wire transfer of immediately available funds; and

              (2) such other documents, agreements, consents, and approvals as are required under this Agreement or as may be reasonably requested by the Seller.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As a material inducement to Purchaser to execute this Agreement and consummate the transactions contemplated hereby, the Seller represents to the Purchaser that the following representations and warranties are true and correct.

         3.1 Organization, Qualification and Status.

         The Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada with adequate power and authority to conduct the business in which it is now engaged, has the corporate power and authority to execute, deliver and perform this Agreement, and is duly qualified and licensed to do business as a foreign corporation in such other states or jurisdictions as is necessary to enable it to carry on its business, except where the failure to do so would not have a material adverse effect on its business.

         3.2 Authority; Valid and Binding Obligation.

         The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller. No other corporate act or proceeding on the part of the Seller is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of
Seller enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         3.3 Ownership of Interest.

         The Seller owns and holds, beneficially and of record, the entire right, title and interest in and to the Interest and the Shares, free and clear of Rights or Encumbrances of any kind or nature whatsoever. The Seller has the full power and authority to vote, transfer and dispose of the Interest and the Shares, free and clear of any Right or Encumbrance of any kind or nature whatsoever other than restrictions under the Securities Act and applicable state securities laws, and under the LP Agreement (as defined below). Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire, or to cause the redemption of, the Interest or the Shares or to effect the merger or consolidation of the Company with or into any other Person.

         3.4 Limited Partnership Agreement.

         The copy of the Limited Partnership Agreement of the Company (the "LP Agreement"), attached hereto as Exhibit A and made a part hereof is true, correct and complete, and includes all amendments to the date hereof.

         3.5 Reservation of Shares.

         The Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, shall be fully paid and non assessable. An additional 685,000 shares of restricted Common Stock (the "Additional Shares') have been duly authorized and reserved for issuance upon the exercise of the Option (as defined in Section 7.1 hereof). Upon issuance and payment therefore in accordance with the terms hereof, the Additional Shares shall be duly and validly issued and fully paid and non assessable.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As a material inducement to the Seller to execute this Agreement and to consummate the transactions contemplated hereby, Purchaser represents to the Seller that the following representations and warranties are true and correct.

         4.1 Organization and Qualification.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Purchaser has the corporate power and authority to carry on its business as presently conducted. Purchaser is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary except where failure to do so would not have a material adverse effect on its business.

         4.2 Authorization; Valid and Binding Obligation.

         Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with the terms hereof except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         4.5 Accredited Investor.

         The Purchaser has such knowledge and experience in business and financial matters such that it is capable of evaluating the merits and risks of purchasing the Interest and the Shares. Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act.

         4.6 Investment Intent.

         The Purchaser hereby acknowledges that it has been advised that neither the transfer of the Interest or the issuance of the Shares has been registered with, or reviewed by, the Securities and Exchange Commission ("SEC"), as such transactions are intended to be private transactions exempt from the registration provisions of the Securities Act. The Purchaser represents that the Interest and the Shares are being acquired for its own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution. The Purchaser agrees that it will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Interest or the Shares unless they are registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The Purchaser understands that neither the Interest nor the Shares has been registered under the Securities Act and applicable state securities laws by reason of a claimed exemption under the provisions of the Securities Act and applicable state securities laws that depends, in part, upon the Seller's investment intention.

         4.7 Access to Company Information.

         The Purchaser hereby acknowledges that it has had access to all material and relevant information concerning the Company and its management, financial condition, capitalization, market information, properties and prospects, necessary to enable it to make an informed investment decision with respect to its purchase of the Interests. The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the acquisition of the Interest, and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied with all information requested.

         4.8 Access to Seller Information.

         The Seller hereby acknowledges that it has had access to all material and relevant information concerning the Seller) and its management, financial condition) capitalization, market information, properties and prospects) necessary to enable it to make an informed investment decision with respect to an investment in the Shares) including but not limited to, the Seller's Annual Report on Form l0-KSB for the fiscal year ended December 31, 2002, which was filed with the SEC on or about April 17, 2003 (the "Form 10-KSB") and the Seller's Quarterly Report on Form 10-QSB for the three months ended March 31, 2003, which was filed with the SEC on May 16, 2003 (the "Form 10-QSB"). The Purchaser has carefully read and reviewed) and is familiar with and understands the contents of) the Form 10-KSB and Form 10- QSB, including) without limitation, the "Risk Factors" set forth in the Form 10-KSB. The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Seller concerning the present and proposed business and financial condition of the Seller) and has had all such questions answered to its satisfaction and has been supplied with all information requested.

         4.9 Legend on Certificates.

         The Purchaser understands and acknowledges that the Shares and any certificates issued in replacement therefor shall bear the following legend) in addition to any other legend required by law or otherwise:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933) AS AMENDED, AND REGISTRATION OR QUALIFICATION OF THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

The Purchaser further understands that the Interest is uncertificated and that in the event certificates are issued to evidence the Interest) such certificates will bear restrictive legends setting forth the transfer restrictions imposed by the Securities Act and the LP Agreement.

         4.10 Disclosure.

         No representation or warranty of Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the factual statements contained herein, in light of the circumstances under which such statements are made, not misleading. Neither this Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by or on behalf of the Purchaser to the Seller in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties contained herein shall survive the execution and delivery of this Agreement. Purchaser agrees to indemnify, hold harmless and defend the Seller and its respective affiliates and agents with respect to any and all loss, damage, expense, claim, action or liability any of them may incur as a result of the breach or untruth of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach or untruth of any representations or warranties made by Purchaser herein, the Seller may, at its option, forthwith rescind the sale of the Interest and the Shares to Purchaser.

ARTICLE VI REGISTRATION RIGHTS

         The Purchaser shall be entitled to the rights and subject to the obligations set forth in Article 6 of that certain Securities Purchase Agreement dated May 23, 2003 by and between the Seller and Purchaser (the "SPA") with respect to the Shares. If, in the judgment of Seller's counsel, the Purchaser is not permitted by federal or state securities laws to participate in the registration contemplated by Article 6 of the SPA, the Shares will be included in the next registration statement filed by the Company (other than registration statements on Form S-8, S-4 or any other SEC Form relating to compensatory plans or business combinations) in accordance with the provisions of Article 6 of the SPA.

ARTICLE VII ADDITIONAL AGREEMENTS OF THE PARTIES

         7.1 Option; Prohibition on Transfer. The Seller and Purchaser shall have the following additional rights with respect to the Interest:

              (a) Option. Commencing at 9:00 a.m. on the 46th day after the date of this Agreement (the "Commencement Date") and ending at 5:00 p.m. Eastern Standard Time on January [___], 2004 (the "Termination Date"), Seller shall have the right, exercisable in its sole discretion, to purchase the Interest from the Purchaser (the "Call") and Purchaser shall have the right, exercisable in its sole discretion, to sell the Interest to the Seller (the .'Put" and together with the Call, the "Option") at an exercise price (the "Exercise Price") equal to $1,200,000, as appropriately adjusted to reflect any additional capital contributions paid by Purchaser with respect to the Interest, by delivering written notice ("Notice of Exercise") to the other party of its intention to exercise this Option. The Notice of Exercise shall set forth a date on which the Exercise Price shall be delivered to the Purchaser and the Interest transferred to the Seller, which date shall be not less than five (5) nor more than ten (10) days after the date of the Notice of Exercise. The Exercise Price shall be paid by the issuance of the Additional Shares, subject to proportional adjustment in the event that the Seller (i) pays a dividend or makes a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivides or reclassifies its outstanding Common Stock into a greater number of shares, or
(iii) combines or reclassifies its
outstanding Common Stock into a smaller number of shares, unless both parties mutually agree that the loan will be repaid by wire transfer from Seller to Purchaser.

              (b) Commencing on the date hereof and ending on the Termination Date, the Purchaser shall not and shall not enter into any agreement to sell, assign, pledge, hypothecate, grant any other property interest, whether contingent or otherwise, with respect to, or otherwise transfer, all or any part of the Interest and shall not grant and shall not enter into any agreement to grant any subscription, warrant, option, voting agreement, voting trust, proxy, or other arrangement or commitment obligating or which may obligate it to dispose of or vote the Interest in whole or in part to any Person.

         7.2 Consent of General Partner.

         Knox Miss, LLC, the general partner of the Partnership, hereby consents to the transfer of the Interest by Seller pursuant to the terms of this Agreement and the issuance and any exercise of the Option by the Seller or Purchaser.

         7.3 Prohibition on Trading in Purchaser Common Stock.

         The Purchaser acknowledges that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Seller, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Seller. Accordingly, the "Purchaser agrees that it will comply with such securities laws.

         7.4 Further Acts and Assurances.

         The parties agree that, at any time and from time to time, on and after the Closing, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement.

         7.5 Public Announcements.

         Neither the Seller nor the Purchaser shall disclose to the public or to any third party the existence of this Agreement, the terms hereof or the transactions contemplated hereby, or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order. except to enforce the rights of such disclosing party under this Agreement; and "except that Seller shall have the right to make such public disclosures of this Agreement and the transactions contemplated hereby as it determines are necessary or appropriate under federal or state securities laws; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating, or performing the party's obligations or exercising the party's rights under, this Agreement, and to any party whose consent is required in connection with this Agreement.

ARTICLE VIII MISCELLANEOUS

         8.1 Definitions.

         For purposes of this Agreement, the following terms have the meanings specified:

         "Encumbrance" means and includes:

              (i) with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim lien, pledge, option, charge, including, without limitation, any outstanding additional capital contribution with respect to the Interest, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

              (ii) with respect to any real property (whether and including owned real estate or leased real estate) any mortgage, lien, easement, interest right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Authorities) any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

         "Governmental Authority" means any:

              (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

              (ii) federal, state, local, municipal, foreign or other government;

              (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch board commission, department, instrumentality office or other entity and any court or other tribunal);

              (iv) multi-national organization or body; and/or

              (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Indebtedness" means (i) all outstanding bank and other loans, notes, lines of credit, capital leases or debt instruments, and (ii) all other indebtedness, excluding trade payables, operating leases and other current liabilities

         "Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

         "Person" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Authority.

         "Rights" means any and all outstanding subscriptions, warrants, options, voting agreements, voting trusts, proxies, or other arrangements or commitments obligating or which may obligate a Person to dispose of or vote any securities, including, without limitation, the Interest or the Shares.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         8.2 Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed, first class postage prepaid, by registered or certified mail to the following addresses:

             If to the Seller:
             ----------------

                      Continental Southern Resources, Inc.
                      111 Presidential Boulevard, Suite 158-A
                      Bala Cynwyd, P A 19004
                      Attention: Chief Executive Officer and

             With a copy to:
             --------------

                      Spector Gadon & Rosen, P.C.
                      Seven Penn Center
                      1635 Market Street, 7th Floor
                      Philadelphia, PA 19103
                      Attention: Vincent A. Vietti, Esquire

             In the case of Purchaser:
             ------------------------

                      To that address indicated on the signature page hereof

         Unless specified otherwise, such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid.

         8.3 Entire Agreement; Assignment.

         This Agreement, including all Exhibits hereto, constitutes the entire Agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter. Neither party may assign this Agreement or any of its or his rights hereunder without the prior written consent of the other parties.

         8.4 Binding Effect; Benefit.

         This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.5 Headings.

         The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         8.6 Counterparts.

         This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         8.7 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         8.8 Severability.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.9 Amendment and Modification.

         This Agreement may not be amended except by an instrument in writing signed on behalf of Purchaser and the Seller.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed as of the date first above written.

                               CONTINENTAL SOUTHERN RESOURCES, INC.



                               By: /s/ STEPHEN P. HARRINGTON
                                   -------------------------------------------
                                   Authorized Executive Officer



                               RAM TRADING LTD.



                               By: /s/ JAMES R. PARK
                                   --------------------------------------------
                                   Authorized Executive Officer
                               Address: VP Ritchie Capital Management, LLC,
                                        Investment Advisor to RAM Trading Ltd.

                               KNOX MISS PARTNERS, L.P. solely for the
                               purpose of Section 7.2 hereof


                               By: Knox Miss, LLC, its General Partner



                               By: /s/ MARK BUSH
                                   --------------------------------------------
                                   Manager


                                       12